Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 333-99205, 333-166862, 333-167822 on Form S-3 and Nos. 33-56766, 33-88968, 333-101651, 333-122844, 333-163396 on Form S-8 of our report, dated July 7, 2010, relating to the financial statements of Cell Cure Neurosciences Ltd as of and for the years ended March 31, 2010 and 2009, appearing in the Current Report on Form 8-K/A-l of BioTime Inc.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel
July 14, 2010